                                                                     Exhibit 3.1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                       UNIVERSAL AMERICAN FINANCIAL CORP.

                                Under Section 807
                                     of the
                            Business Corporation Law

                  Pursuant to Section 807 of the Business Corporation Law, the undersigned, Richard A. Barasch and Joan M. Ferrarone, being respectively the president and secretary of UNIVERSAL AMERICAN FINANCIAL CORP., hereby certify:

                  FIRST: That the name of the corporation is UNIVERSAL AMERICAN FINANCIAL CORP. (the "Corporation"). The name under which the Corporation was formed is UNIVERSAL HOLDING CORP.

                  SECOND: That the Certificate of Incorporation of the Corporation was filed with the Department of State, Albany, New York, on the 31st day of August, 1981.

                  THIRD:

                  a. The Certificate of Incorporation was amended on January 25, 1982 to eliminate the preemptive rights of holders of any shares of the Corporation.

                  b. The Certificate of Incorporation was further amended on November 30, 1982 to (i) increase the authorized number of shares of Common Stock and Preferred Stock, (ii) set forth the designations, relative rights, preferences and limitations of the Common Stock and Preferred Stock, (iii) add provisions relating to the Board of Directors, (iv) eliminate the ability of shareholders to take actions by written consent in lieu of a meeting, (v) grant the Chairman, President and Secretary the authority to call special meetings under proscribed circumstances, (vi) require supermajority approval by shareholders for certain transactions with interested parties (vii) reserve the Corporation's right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation and (viii) provide that supermajority approval by shareholders is required to amend, alter, or repeal certain provisions of the Certificate of Incorporation.

                  c. The Certificate of Incorporation was further amended on May 6, 1983 to (i) change the Corporation's authorized and issued shares of Class A Common Stock into shares of Common Stock and (ii) abolish the rights, limitations and preferences of the Corporation's Class A Common Stock and amend the rights, limitations and preferences of the Corporation's Common Stock.

                  d. A Certificate of Change was filed on September 7, 1988 to
(i) change the location of the principal office of the Corporation and (ii) change the address to which process served on the Secretary of State on behalf of the Corporation should be forwarded.

                  e. The Certificate of Incorporation was further amended on December 9, 1988 to (i) remove the upper limitation on the number of directors and (ii) limit the liability of directors to the greatest extent permitted under the Business Corporation Law.

                  f. The Certificate of Incorporation was further amended on August 20, 1990 to increase the authorized number of shares of Common Stock and Preferred Stock.


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

                  g. The Certificate of Incorporation was further amended on April 19, 1991 to set forth the designations, relative rights, preferences and limitations of the Series A Preferred Stock.

                  h. The Certificate of Incorporation was further amended on October 4, 1993 to (i) change the location of the principal office of the Corporation and (ii) change the address to which process served on the Secretary of State on behalf of the Corporation should be forwarded.

                  i. A Certificate of Correction was filed on December 21, 1993 to correct three scriveners errors which were contained in the Certificate of Incorporation filed on October 4, 1993.

                  j. The Certificate of Incorporation was further amended on December 21, 1994 to set forth the designations, relative rights, preferences and limitations of the Series B Preferred Stock.

                  k. The Certificate of Incorporation was further amended on June 27, 1996 to (i) change the name of the Corporation from "Universal Holding Corp." to "Universal American Financial Corp." and (ii) delete the article setting forth the designations, relative rights, preferences and limitations of the Series A Preferred Stock.

                  l. The Certificate of Incorporation was further amended on April 7, 1997 to set forth the designations, relative rights, preferences and limitations of the Series C Preferred Stock.

                  m. A Certificate of Correction was filed on April 23, 1997 to correct an inadvertent omission of six pages of text from the Certificate of Incorporation filed on April 1, 1997.


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

                  n. The Certificate of Incorporation was further amended on April 29, 1998 to (i) change the location of the principal office of the Corporation and (ii) change the address to which process served on the Secretary of State on behalf of the Corporation should be forwarded.

                  o. The Certificate of Incorporation was further amended on December 30, 1998 to (i) set forth that the Series C and Series D Preferred Stock shall be treated equally, pari passu, except for the non-voting nature of the Series D Preferred Stock and (ii) set forth the designations and relative rights, preferences and restrictions of the Series D Preferred Stock.

                  p. The Certificate of Incorporation was further amended on July 29, 1999 to (i) increase the authorized number of shares of Common Stock of the Corporation, (ii) remove the provision relating to the classification of the Board of Directors, (iii) provide for action of the stockholders by written consent in lieu of a meeting, and that such written consent need only be made by the number of stockholders required to approve such action, (iv) eliminate provisions permitting the holders of 662/3% of the total voting power of all outstanding voting shares of capital stock to call a special meeting of stockholders, (v) provide for supermajority approval by the Board of Directors for a list of enumerated corporate actions, (vi) revise provisions requiring supermajority approval by shareholders for amending, altering or repealing certain provisions of the Certificate of Incorporation and (vii) change the address to which process served on the Secretary of State on behalf of the Corporation should be forwarded.


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

                  q. The Certificate of Incorporation was further amended on April 20, 2000 to (i) eliminate provisions relating to the Series B, C, and D Preferred Stock, (ii) change the address to which process served on the Secretary of State on behalf of the Corporation should be forwarded and (iii) renumber the articles of the Certificate of Incorporation.

                  FOURTH: This restatement of the Certificate of Incorporation of Universal American Financial Corp. was authorized by the vote of the majority of the Board of Directors at a duly called meeting at which a quorum was present throughout.

                  FIFTH: The text of the Certificate of Incorporation of Universal American Financial Corp. is hereby restated without amendment or change to read as herein set forth in full:

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                       UNIVERSAL AMERICAN FINANCIAL CORP.


                                Under Section 807
                                     of the
                            Business Corporation Law

                  FIRST: The name of the corporation is UNIVERSAL AMERICAN FINANCIAL CORP.

                  SECOND: The purposes for which it is formed are: To purchase, own, and hold the stock of other corporations; to direct the operations of other corporations through the ownership of stock therein; to purchase, subscribe for, acquire, own, hold, sell, exchange, assign, transfer, create security interests in, pledge, or otherwise dispose of,


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

shares or voting trust certificates for shares of the capital stock, or any bonds, notes, securities, or evidences of indebtedness created by any other corporation or corporations organized under the laws of this state or any other state or district or country, nation, or government and also bonds or evidences of indebtedness of the United States or of any state, district, territory, dependency or country or subdivision or municipality thereof; to issue in exchange therefore shares of the capital stock, bonds, notes or other obligations of the corporation and while the owner thereof, to exercise all the rights, powers and privileges of ownership, including the right to vote on any shares of stock or voting trust certificates so owned; to promote, lend money to, and guarantee the dividends, stocks, bonds, notes, evidences of indebtedness, contracts, or other obligations of, and otherwise aid in any manner which shall be lawful, any corporation or association of which any bonds, stocks, voting trust certificates, or other securities or evidences of indebtedness shall be held by or for this corporation, or in which, or in the welfare of which, this corporation shall have any interest, and to do any acts and things permitted by law and designed to protect, preserve, improve, or enhance the value of any such bonds, stocks, or other securities or evidences of indebtedness or the property of this corporation.

                  To engage in consultant and advisory work in connection with the organization, financing, management, operation, and reorganization, of industrial and commercial enterprises. To manage and to provide management for and supervise all or part of any and every kind of investment or business enterprise, and to contract or arrange with any corporation, association, partnership, or individual for the management, conduct, operation, and supervision of all kinds of investments and businesses. To advertise, promote, merchandise, and otherwise purvey the services authorized herein; to


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

negotiate and contract with respect to furnishing of the same for or on behalf of any person, firm or corporation, domestic or foreign; to enter into and carry out agency or joint arrangements with other persons, firms, or corporations engaged in like or similar activities; and generally to exploit the services and objects of the corporation by all lawful means.

                  The corporation, in addition to and in furtherance of the corporate powers above set forth, shall have all of the powers enumerated in
Section 202 of the Business Corporation Law, subject to any limitation provided in the Business Corporation Law or any other statute of the State of New York.

                  THIRD: The office of the corporation is to be located in the Village of Rye Brook, County of Westchester and State of New York.

                  FOURTH: (a) The total number of shares which the corporation is to be authorized to issue is 82,000,000; consisting of 80,000,000 shares of Common Stock of the par value of $.01 each, and 2,000,000 shares of Preferred Stock of the par value of $1.00 each.

                  (b) The Preferred Stock may be issued in series, and the number, designations, relative rights, preferences and limitations of shares of each series of Preferred Stock, $1.00 par value, shall be fixed by the Board of Directors.

                  FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served on the Secretary of State is: c/o Harnett Lesnick & Ripps P.A.,


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

NationsBank Tower, 150 East Palmetto Park Road, Suite 500, Boca Raton, Florida 33432.

                  SIXTH: No holder of any shares of the corporation shall have any preemptive right to purchase, subscribe for, or otherwise acquire any shares of the corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase, or otherwise acquire such shares.

                  SEVENTH: Except to the extent required by the New York Business Corporation Law, no director of the corporation shall have any personal liability of directors to the corporation or its stockholders for damages for any breach of duty as such director, provided that this provision shall not eliminate or limit:

                  (1) the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith, involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the New York Business Corporation Law, or

                  (2) the liability of any director for any act or omission prior to the adoption of this Article.

                  Neither the amendment nor repeal of this Article, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.


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

                  EIGHTH: The number of directors of the corporation shall be not less than three (3), and the number to be chosen shall be determined in the manner prescribed by the by-laws of this corporation. No director need be a stockholder of the corporation. Any director may be removed with cause at any time by a vote of the majority of the directors then in office or the affirmative vote of stockholders of record holding a majority of the outstanding shares of stock of the corporation entitled to vote, given at a meeting of the stockholders called for that purpose.

                  The terms of office of the directors shall be until the next annual meeting. The foregoing notwithstanding, each director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified, disabled or shall otherwise be removed. Whenever a vacancy occurs on the Board of Directors, a majority of the remaining directors have the power to fill the vacancy by electing a successor director to fill that portion of the unexpired term resulting from vacancy.

                  NINTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

                  To make, alter or repeal the By-Laws of the corporation.

                  To authorize and cause to be executed mortgages and liens upon the real and personal property for the corporation.

                  To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

                  By a majority of the whole Board, to designate one or more committees, such committee to consist of one or more of the directors of the corporation. The Board


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may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The By-Laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place or any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in the By-Laws of the corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders, the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation of a revocation or a dissolution, or amending the By-Laws for the corporation; and, unless the resolution or By-Laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

                  When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property, including shares of stock in, and/or other securities of, any other corporation or


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corporations as its Board of Directors shall deem expedient and for the best interests of the corporation.

                  TENTH: Action required to be taken or which may be taken at any annual or special meeting of stockholders of the corporation may be taken by written consent of the stockholders in lieu of a meeting, setting forth the action so taken, signed by the stockholders holding a sufficient amount of outstanding shares to approve such action at any annual or special meeting.

                  ELEVENTH: Supermajority Approvals. The corporation shall not take, cause to be taken, or approve any of the following actions unless such action has been specifically approved or ratified at a meeting of the Board of Directors by the affirmative vote of not less than 66-2/3% of the total number of directors: (a) (i) entering into any merger or consolidation in which either the corporation or a material Subsidiary is a constituent corporation or its securities are being issued and the stockholders following such transaction do not own, directly or indirectly, in the aggregate a majority of the shares or equity securities of the surviving corporation of any such merger or consolidation entitled to elect members of the Board of Directors, (ii) the sale of all or substantially all of the corporation's assets or properties in a single transaction or in a series of related transactions, or (iii) the sale, lease, exchange or other disposition of any shares of a material Subsidiary or all or substantially all assets of any material Subsidiary; (b) changing the authorized number of directors; (c) amending or modifying the Certificate of Incorporation or By-Laws; (d) electing or removing any of the President, Chief Financial Officer or other executive officers and amending or modifying the employment agreement to be entered into between the Corporation and the Chief


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Executive Officer of the Corporation on the closing date of the acquisition of certain assets and subsidiaries of PennCorp Financial Group, Inc.; (e) voluntarily dissolving or winding-up the corporation or any material Subsidiary or filing with respect to the corporation or any material Subsidiary a voluntary petition in bankruptcy or for reorganization or for the adoption of any plan or arrangement with creditors or an admission seeking the relief therein provided under any existing future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors; and (f) approving any dividend or other distribution in respect of the Common Stock.

                  TWELFTH: In the event that it is proposed that the corporation enter into a merger or consolidation with any other corporation and such other corporation or its affiliates singly or in the aggregate own or control directly or indirectly five percent (5%) or more of the outstanding voting power of the capital stock of this corporation, or that the corporation shall sell substantially all of its assets or business to such other corporation, the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the total voting power of all outstanding shares of capital stock of this corporation shall be required for the approval of any such proposal; provided, however, that the foregoing shall not apply to any such merger, consolidation or sale of assets or business which was approved by resolutions of the Board of Directors of this corporation prior to the acquisition of the ownership or control of five percent (5%) of the outstanding shares of this corporation by such other corporation or its affiliates, nor shall it apply to any such merger, consolidation or sale of assets or business between this corporation and another corporation fifty percent (50%) or more of the total voting power of which is owned by this corporation. For the purposes hereof, an "affiliate" is any


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

person (including a corporation, partnership, trust, estate, or individual) who directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified; and "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

                  THIRTEENTH: The corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  FOURTEENTH: The provisions set forth in Article TWELFTH above may not be altered, amended, or repealed in any respect unless such alteration, amendment, or repeal is approved by the affirmative vote of the holders of not less than sixty-six and two thirds (66-2/3%) of the total voting power of all outstanding shares of capital stock of the corporation.


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

                  IN WITNESS WHEREOF, we have signed this Restated Certificate of Incorporation on the 10th day of July 2001, and we affirm that the statements made herein are true.


                                            By: /s/ Richard A. Barasch
                                                --------------------------
                                                Name: Richard A. Barasch
                                                Title: President


                                            By: /s/ Joan M. Ferrarone
                                                --------------------------
                                                Name: Joan M. Ferrarone
                                                Title: Secretary


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